Exhibit 99

FOR RELEASE 6:00 AM ET, April 27, 2015

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2015 RESULTS
Q1 2015 Diluted EPS $0.41 compared to $0.25 for Q1 2014
MOOREFIELD, WV - April 27, 2015 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported first quarter 2015 net income applicable to common shares of $4.29 million, or $0.41 per diluted share, compared to $2.20 million, or $0.25 per diluted share, for the first quarter of 2014, representing an increase of 95.1 percent, or 64.0 percent per diluted share. Q1 2015 earnings compared to Q1 2014 were positively impacted by a $1.48 million increase in net interest income and a $750,000 decline in provision for loan losses.
Excluding from first quarter 2015 (on a pre-tax basis) realized securities gains of $480,000, losses on sales of foreclosed properties of $150,000, and write-downs of foreclosed properties of $572,000, Q1 2015 core earnings approximated $4.44 million, or $0.42 per diluted share. Excluding from Q1 2014 (on a pre-tax basis) realized securities losses of $22,000, losses on sales of foreclosed properties of $75,000, and write-downs of foreclosed properties of $928,000, Q1 2014 core earnings approximated $2.84 million, or $0.32 per diluted share.
Highlights for Q1 2015 include:

•	Net interest margin increased 17 basis points compared to the linked quarter and 26 basis points since Q1 2014.

•	Achieved loan growth of $19.5 million or 1.9 percent (non-annualized) in Q1 2015. Loans have grown $76.7 million or 7.9 percent since Q1 2014.

•	Core revenue increased $555,000 or 4.1 percent (non-annualized) compared to Q4 2014, and $1.3 million or 10.4 percent compared to Q1 2014.

•
Nonperforming assets declined for the thirteenth consecutive quarter. Compared to the linked quarter, nonperforming assets as a percentage of total assets declined from 3.48 percent to 3.18 percent, reaching its lowest level since Q2 2008; foreclosed properties are at the lowest level since Q3 2009.

•	Recorded charges of $572,000 to write-down foreclosed properties compared to $300,000 in Q4 2014 and $928,000 in Q1 2014.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “We are particularly pleased to report our Q1 2015 operating results. Our strong core earnings, growing loan portfolio, increasing revenues, improving net interest margin, strengthened capital and reductions in our portfolio of problem assets during the quarter are all very gratifying to note; but perhaps more importantly, these results represent a continuation of recent similar trends, giving us optimism as we look forward to the remainder of 2015 and beyond.”
Results from Operations
Total revenue for first quarter 2015, consisting of net interest income and noninterest income, grew 14.3 percent to $14.7 million compared to $12.8 million for the first quarter 2014.
Total core revenue (excluding nonrecurring items, enumerated above) was $14.2 million for first quarter 2015 compared to $12.8 million for the same prior-year quarter, an increase of 10.4 percent.
For the first quarter of 2015, net interest income was $11.5 million, an increase of 14.8 percent from the $10.0 million reported in the prior-year first quarter and increased $569,000 compared to the linked quarter. The net interest margin for first quarter 2015 was 3.59 percent compared to 3.33 percent for the year-ago quarter, and 3.42 percent for the linked quarter.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for first quarter 2015 was $3.14 million compared to $2.78 million for the comparable period of 2014. Excluding realized securities gains, noninterest income was $2.66 million for first quarter 2015, compared to $2.81 million reported for first quarter 2014.
Summit recognized $250,000 provision for loan losses in first quarter 2015, compared to none for the linked quarter and $1.0 million for the year-ago quarter.
Core noninterest expense continues to be well-controlled. Total noninterest expense decreased 3.5% to $8.20 million compared to $8.50 million for the prior-year first quarter. Excluding from noninterest expense (on a pre-tax basis) losses on sales of foreclosed properties of $150,000 in Q1 2015 and $75,000 in Q1 2014 and write-downs of foreclosed properties of $572,000 in Q1 2015 and $928,000 in Q1 2014, noninterest expense would have approximated $7.48 million for Q1 2015 compared to $7.50 million for the comparable period of 2014.
Balance Sheet
At March 31, 2015, total assets were $1.46 billion, an increase of $16.9 million, or 1.2 percent since December 31, 2014. Total loans, net of unearned fees and allowance for loan losses, were $1.04 billion at March 31, 2015, up $19.8 million, or 1.9 percent, from the $1.02 billion reported at year-end 2014.

At March 31, 2015, deposits were $1.06 billion, a decrease of $3.0 million, or 0.3 percent, since year end 2014. During Q1 2015, checking declined by $5.8 million or 1.8 percent while savings increased $4.1 million, or 1.6 percent. Long-term borrowings and subordinated debentures declined by 10.8 percent since year end 2014, as the Company prepaid $11.8 million in subordinated debentures, which was funded by short-term borrowings.
Asset Quality
As of March 31, 2015, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $46.4 million, or 3.18 percent of assets. This compares to $50.2 million, or 3.48 percent of assets at the linked quarter, and $69.2 million, or 4.92 percent of assets, at first quarter 2014.
First quarter 2015 net loan charge-offs were $590,000, or 0.23 percent of average loans on an annualized basis. The allowance for loan losses stood at $10.8 million, or 1.03 percent of total loans at March 31, 2015, compared to 1.08 percent at year-end 2014.
Capital Adequacy
Shareholders’ equity was $135.9 million as of March 31, 2015 compared to $131.6 million December 31, 2014. Tangible book value per common share increased to $12.23 at March 31, 2015 compared to $11.86 at December 31, 2014. Summit had 10,586,242 outstanding common shares at March 31, 2015.
At March 31, 2015, Summit’s and its depository institution’s, Summit Community Bank, Inc.’s (the “Bank’s”), regulatory risk-based capital ratios computed in accordance with the new Basel III regulatory capital guidelines effective January 1, 2015, were each well in excess of the regulatory minimum required ratio relative to each plus the respective applicable capital conservation buffer on a fully phased-in basis. Respectively, the Company’s and Bank’s Tier 1 leverage capital ratios were 10.1 percent and 10.5 percent at March 31, 2015 compared to 9.9 percent and 10.6 percent reported at December 31, 2014.
About the Company
Summit Financial Group, Inc. is a $1.46 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.
NON-GAAP FINANCIAL MEASURES
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2015 vs Q1 2014
	For the Quarter Ended		Percent
Dollars in thousands	3/31/2015	3/31/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$12,848	$12,216	5.2%
Securities	1,894	1,852	2.3%
Other	1	2	-50.0%
Total interest income	14,743	14,070	4.8%
Interest expense
Deposits	2,071	2,241	-7.6%
Borrowings	1,152	1,791	-35.7%
Total interest expense	3,223	4,032	-20.1%
Net interest income	11,520	10,038	14.8%
Provision for loan losses	250	1,000	-75.0%
Net interest income after provision for loan losses	11,270	9,038	24.7%

Noninterest income
Insurance commissions	1,128	1,181	-4.5%
Service fees related to deposit accounts	976	1,043	-6.4%
Realized securities gains (losses)	480	(22)	n/m
Other income	555	581	-4.5%
Total noninterest income	3,139	2,783	12.8%
Noninterest expense
Salaries and employee benefits	4,187	3,980	5.2%
Net occupancy expense	498	541	-7.9%
Equipment expense	535	566	-5.5%
Professional fees	335	316	6.0%
FDIC premiums	330	502	-34.3%
Foreclosed properties expense	208	254	-18.1%
Loss on sales of foreclosed properties	150	75	100.0%
Write-downs of foreclosed properties	572	928	-38.4%
Other expenses	1,389	1,336	4.0%
Total noninterest expense	8,204	8,498	-3.5%
Income before income taxes	6,205	3,323	86.7%
Income taxes	1,920	934	105.6%
Net income	4,285	2,389	79.4%
Preferred stock dividends	—	193	n/m

Net income applicable to common shares	$4,285	$2,196	95.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2015 vs Q1 2014

	For the Quarter Ended		Percent
	3/31/2015	3/31/2014	Change
Per Share Data
Earnings per common share
Basic	$0.49	$0.29	69.0%
Diluted	$0.41	$0.25	64.0%

Average shares outstanding
Basic	8,815,961	7,453,370	18.3%
Diluted	10,493,323	9,628,927	9.0%

Performance Ratios
Return on average equity (A)	12.79%	8.46%	51.2%
Return on average assets	1.18%	0.69%	71.0%
Net interest margin	3.59%	3.33%	7.8%
Efficiency ratio (B)	49.27%	54.13%	-9.0%

NOTE (A) - Net income divided by average total shareholders' equity.

NOTE (B) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Condensed Statements of Income
Interest income
Loans, including fees	$12,848	$12,666	$13,033	$12,515	$12,216
Securities	1,894	1,784	1,724	1,827	1,852
Other	1	2	3	2	2
Total interest income	14,743	14,452	14,760	14,344	14,070
Interest expense
Deposits	2,071	2,130	2,288	2,335	2,241
Borrowings	1,152	1,371	1,395	1,689	1,791
Total interest expense	3,223	3,501	3,683	4,024	4,032
Net interest income	11,520	10,951	11,077	10,320	10,038
Provision for loan losses	250	—	250	1,000	1,000
Net interest income after provision for loan losses	11,270	10,951	10,827	9,320	9,038

Noninterest income
Insurance commissions	1,128	1,023	1,105	1,091	1,181
Service fees related to deposit accounts	976	1,113	1,177	1,101	1,043
Realized securities gains (losses)	480	149	128	(43)	(22)
Other-than-temporary impairment of securities	—	—	—	(1)	—
Other income	555	537	503	557	581
Total noninterest income	3,139	2,822	2,913	2,705	2,783
Noninterest expense
Salaries and employee benefits	4,187	4,133	4,026	4,045	3,980
Net occupancy expense	498	495	482	505	541
Equipment expense	535	487	520	513	566
Professional fees	335	452	380	282	316
FDIC premiums	330	315	480	495	502
Foreclosed properties expense	208	239	298	229	254
Loss on sale of foreclosed properties	150	628	70	54	75
Write-downs of foreclosed properties	572	300	1,580	962	928
Other expenses	1,389	2,061	1,350	1,445	1,336
Total noninterest expense	8,204	9,110	9,186	8,530	8,498
Income before income taxes	6,205	4,663	4,554	3,495	3,323
Income taxes	1,920	1,464	1,218	1,063	934
Net income	4,285	3,199	3,336	2,432	2,389
Preferred stock dividends	—	191	193	193	193
Net income applicable to common shares	$4,285	$3,008	$3,143	$2,239	$2,196

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Per Share Data
Earnings per common share
Basic	$0.49	$0.39	$0.42	$0.30	$0.29
Diluted	$0.41	$0.32	$0.35	$0.25	$0.25

Average shares outstanding
Basic	8,815,961	7,796,508	7,457,222	7,457,222	7,453,370
Diluted	10,493,323	9,963,214	9,630,293	9,630,699	9,628,927

Performance Ratios
Return on average equity (A)	12.79%	10.10%	11.13%	8.37%	8.46%
Return on average assets	1.18%	0.89%	0.93%	0.69%	0.69%
Net interest margin	3.59%	3.42%	3.47%	3.32%	3.33%
Efficiency ratio - (B)	49.27%	53.07%	51.19%	52.86%	54.13%

NOTE (A) - Net income divided by average total shareholders’ equity.

NOTE (B) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Assets
Cash and due from banks	$3,850	$3,728	$3,933	$3,749	$3,827
Interest bearing deposits other banks	8,437	8,783	9,300	9,970	13,424
Securities	282,135	282,834	282,401	287,883	281,865
Loans, net	1,039,669	1,019,842	993,347	992,816	962,714
Property held for sale	34,368	37,529	47,252	48,783	52,241
Premises and equipment, net	20,208	20,060	20,132	20,301	20,457
Intangible assets	7,648	7,698	7,748	7,798	7,861
Cash surrender value of life insurance policies	36,961	36,700	36,417	36,151	35,881
Other assets	27,216	26,394	28,139	28,507	27,847
Total assets	$1,460,492	$1,443,568	$1,428,669	$1,435,958	$1,406,117

Liabilities and Shareholders' Equity
Deposits	$1,058,308	$1,061,314	$1,054,454	$1,057,795	$1,052,630
Short-term borrowings	148,985	123,633	127,432	91,729	68,974
Long-term borrowings and subordinated debentures	101,602	113,879	114,855	158,331	159,881
Other liabilities	15,708	13,098	10,566	10,638	10,105
Shareholders' equity	135,889	131,644	121,362	117,465	114,527
Total liabilities and shareholders' equity	$1,460,492	$1,443,568	$1,428,669	$1,435,958	$1,406,117

Book value per common share (A)	$12.84	$12.60	$12.62	$12.21	$11.91
Tangible book value per common share (A)	$12.11	$11.86	$11.81	$11.40	$11.09
Tangible equity to tangible assets	8.8%	8.6%	8.0%	7.7%	7.6%
Tangible common equity to tangible assets	8.8%	8.0%	7.3%	7.0%	7.0%

NOTE (A) - Computed on a fully-diluted basis assuming conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.3%	n/a	n/a	n/a	n/a
Tier 1 Risk-based Capital	13.0%	13.3%	12.5%	12.4%	12.4%
Total Risk Based Capital	14.0%	14.9%	14.3%	14.2%	14.2%
Tier 1 Leverage Ratio	10.1%	9.9%	9.2%	9.0%	9.0%

Summit Community Bank, Inc.
CET1 Risk-based Capital	13.5%	n/a	n/a	n/a	n/a
Tier 1 Risk-based Capital	13.5%	14.2%	14.4%	14.5%	14.5%
Total Risk Based Capital	14.5%	15.3%	15.5%	15.6%	15.6%
Tier 1 Leverage Ratio	10.5%	10.6%	10.5%	10.6%	10.6%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Commercial	$89,928	$88,590	$83,762	$90,096	$93,517
Commercial real estate
Owner occupied	180,269	157,783	156,765	154,260	150,025
Non-owner occupied	325,764	317,136	314,577	314,439	297,197
Construction and development
Land and development	66,558	67,881	61,088	64,246	67,342
Construction	19,094	28,591	27,239	20,902	18,327
Residential real estate
Non-jumbo	219,938	220,071	218,125	219,569	215,665
Jumbo	50,492	52,879	51,917	52,487	51,406
Home equity	68,894	67,115	64,256	61,248	56,161
Consumer	18,485	19,456	19,906	19,777	19,106
Other	11,074	11,507	6,753	6,798	5,037
Total loans, net of unearned fees	1,050,496	1,031,009	1,004,388	1,003,822	973,783
Less allowance for loan losses	10,827	11,167	11,041	11,006	11,069
Loans, net	$1,039,669	$1,019,842	$993,347	$992,816	$962,714

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Non interest bearing checking	$117,049	$115,427	$104,442	$106,134	$99,445
Interest bearing checking	196,606	204,030	195,183	187,855	195,898
Savings	257,687	253,578	255,880	243,323	228,854
Time deposits	486,966	488,279	498,949	520,483	528,433
Total deposits	$1,058,308	$1,061,314	$1,054,454	$1,057,795	$1,052,630

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Gross loan charge-offs	$782	$362	$297	$1,312	$2,862
Gross loan recoveries	(192)	(488)	(82)	(249)	(272)
Net loan charge-offs	$590	$(126)	$215	$1,063	$2,590

Net loan charge-offs to average loans (annualized)	0.23%	-0.05%	0.09%	0.43%	1.08%
Allowance for loan losses	$10,827	$11,167	$11,041	$11,006	$11,069
Allowance for loan losses as a percentage of period end loans	1.03%	1.08%	1.10%	1.10%	1.14%

Nonperforming assets:
Nonperforming loans
Commercial	$788	$392	$309	$415	$866
Commercial real estate	1,340	1,844	936	1,537	2,834
Commercial construction and development	—	—	—	3,601	3,653
Residential construction and development	5,333	4,619	4,592	5,248	6,599
Residential real estate	4,491	5,556	5,257	3,289	2,890
Consumer	65	83	146	129	73
Total nonperforming loans	12,017	12,494	11,240	14,219	16,915
Foreclosed properties
Commercial	110	110	110	110	—
Commercial real estate	3,657	5,204	5,815	5,762	8,523
Commercial construction and development	10,191	10,179	10,178	10,363	11,097
Residential construction and development	17,590	19,267	20,431	20,557	20,640
Residential real estate	2,819	2,769	10,718	11,991	11,981
Total foreclosed properties	34,367	37,529	47,252	48,783	52,241
Other repossessed assets	55	221	34	—	28
Total nonperforming assets	$46,439	$50,244	$58,526	$63,002	$69,184

Nonperforming loans to period end loans	1.14%	1.21%	1.12%	1.42%	1.74%
Nonperforming assets to period end assets	3.18%	3.48%	4.10%	4.39%	4.92%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Commercial	$387	$382	$253	$376	$52
Commercial real estate	783	266	1,094	1,032	1,310
Construction and development	2,735	2,278	324	156	754
Residential real estate	3,614	7,413	5,087	5,775	3,847
Consumer	148	269	427	585	219
Other	18	14	18	—	—
Total	$7,685	$10,622	$7,203	$7,924	$6,182

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2015 vs Q1 2014
	Q1 2015			Q1 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,035,610	$12,734	4.99%	$957,482	$12,145	5.14%
Tax-exempt	12,567	174	5.62%	5,830	108	7.51%
Securities
Taxable	211,471	1,281	2.46%	216,900	1,281	2.40%
Tax-exempt	76,012	927	4.95%	75,437	864	4.64%
Interest bearing deposits other banks and Federal funds sold	7,081	1	0.06%	8,923	2	0.09%
Total interest earning assets	1,342,741	15,117	4.57%	1,264,572	14,400	4.62%

Noninterest earning assets
Cash & due from banks	3,679			3,897
Premises & equipment	20,203			20,582
Other assets	98,685			116,421
Allowance for loan losses	(11,237)			(12,969)
Total assets	$1,454,071			$1,392,503

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$199,840	$58	0.12%	$186,982	$52	0.11%
Savings deposits	254,398	428	0.68%	208,529	319	0.62%
Time deposits	485,975	1,585	1.32%	530,117	1,870	1.43%
Short-term borrowings	144,779	112	0.31%	75,177	52	0.28%
Long-term borrowings and subordinated debentures	105,741	1,040	3.99%	174,559	1,739	4.04%
Total interest bearing liabilities	1,190,733	3,223	1.10%	1,175,364	4,032	1.39%

Noninterest bearing liabilities
Demand deposits	115,198			95,138
Other liabilities	14,096			9,037
Total liabilities	1,320,027			1,279,539

Shareholders' equity - preferred	7,244			9,291
Shareholders' equity - common	126,800			103,673
Total liabilities and shareholders' equity	$1,454,071			$1,392,503

NET INTEREST EARNINGS		$11,894			$10,368

NET INTEREST MARGIN			3.59%			3.33%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2015	12/31/2014	3/31/2014

Core earnings applicable to common shares	$4,437	$3,789	$2,842

Realized securities gains (losses)	480	149	(22)
Applicable income tax effect	(178)	(55)	8
Gain (loss) on sale of foreclosed properties	(150)	(628)	(75)
Applicable income tax effect	56	232	28
Fraud loss	—	(461)	—
Applicable income tax effect	—	171	—
Write-downs foreclosed properties	(572)	(300)	(928)
Applicable income tax effect	212	111	343
	(152)	(781)	(646)
GAAP net income applicable to common shares	$4,285	$3,008	$2,196

Core diluted earnings per common share	$0.42	$0.40	$0.32

Realized securities gains (losses)	0.05	0.01	—
Applicable income tax effect	(0.02)	—	—
Gain (loss) on sale of foreclosed properties	(0.01)	(0.06)	(0.01)
Applicable income tax effect	—	0.02	—
Fraud loss	—	(0.05)	—
Applicable income tax effect	—	0.02	—
Write-downs of foreclosed properties	(0.05)	(0.03)	(0.10)
Applicable income tax effect	0.02	0.01	0.04
	(0.01)	(0.08)	(0.07)
GAAP diluted earnings per common share	$0.41	$0.32	$0.25

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2015	12/31/2014	3/31/2014

Total core revenue	$14,179	$13,624	$12,843

Realized securities gains/(losses)	480	149	(22)
GAAP total revenue	$14,659	$13,773	$12,821

Total core noninterest income	$2,659	$2,673	$2,805

Realized securities gains/(losses)	480	149	(22)
GAAP total noninterest income	$3,139	$2,822	$2,783

Total core noninterest expense	$7,482	$7,721	$7,495

Fraud loss	—	461	—
(Gains)/losses on sales of foreclosed properties	150	628	75
Write-downs of foreclosed properties	572	300	928
	722	1,389	1,003
GAAP total noninterest expense	$8,204	$9,110	$8,498